UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2011

CLEAN WIND ENERGY TOWER, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53035	82-6008752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1997 Annapolis Exchange Pkwy., Suite 300,
Annapolis, Maryland  21401
 (Address of principal executive offices) (zip code)

 (410) 972-4713
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events-Letter to Shareholders of Record

May 31, 2011

Dear Shareholders,

I wanted to take this opportunity to provide you with an update on our company, the recent merger transaction and the company’s business plan moving forward.

In January of 2011, we notified shareholders of Superior Silver Mines, Inc., a publicly-traded company trading on the OTC Bulletin Board under the symbol “SSVM”, that Clean Wind Energy Tower, Inc. (the “Company”, “CWET”) had completed what is commonly refered to as a “Reverse Merger” with their company with the surviving public entity being Clean Wind Energy Tower, Inc.  In addition, “Clean Wind Energy, Inc.” became a wholly-owned subsidiary of the Clean Wind Energy Tower, Inc.  The business operations of Clean Wind Energy, Inc. will comprise the Company's principal business operations going forward.  Clean Wind Energy, Inc.’s corporate headquarters are located at 1997 Annapolis Exchange Parkway Suite 300, Annapolis, Maryland 21401.

Effective January 24, 2011, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from “SSVM” to “CWET”.  All matters pertaining to stock certificates and stock transfers are handled by our transfer agent:

Columbia Stock Transfer
601 E. Seltice Way, Ste. 202
Post Falls, ID 83854
Phone: (208) 664-3544
Fax: (208) 777-8998

Introducing Clean Wind Energy, Inc.
Clean Wind Energy, Inc. has assembled a world class team of experienced business professionals, engineers and scientists with access to the breakthrough energy research upon which this technology is founded and the proven ability to bring the idea to market.  Clean Wind Energy, Inc. is designing and preparing to develop and construct large “Downdraft Towers” (the “Tower”) that use benevolent, non-toxic natural elements to generate electricity and clean water economically by integrating and synthesizing numerous proven as well as emerging technologies.  The Company has filed several patents that it believes will further enhance this potential revolutionary technology.

In addition to constructing Downdraft Towers in the United States and abroad, the Company intends to establish partnerships at home and abroad to propagate these systems and meet increasing global demand for clean water and electricity. The Company also plans to partner with a crane manufacturer for its construction needs and is in discussions with several potential partners for its hydraulic systems and generator needs.

Engineering Facility
Our engineering staff is located at our Engineering Office Facility located in Warrenton, Virginia.  The engineering team is focused on the cultivation of innovative technological imperatives in addition to our already advanced wind energy structural designs and enhanced power generation methodologies.  Part of their initial primary focus has been on the Company’s intellectual property and patent filings.

Recent Patent Filings
CWET has filed a number of patents relating to both the construction and operating techniques for the Tower. We believe these patent applications provide enormous benefits and advantages to our Dual Renewable Energy solution by creating an additional multiple to our power base during the variety of atmospheric fluctuations in temperature, humidity and wind direction over the course of a season. These applications are but the first of many that we will file, focused on our leadership and value proposition for producing clean renewable fuel resources.

On March 7, 2011, the Company announced the filing with the United States Patent & Trademark Office “A Petition to Make Special Under Accelerated Examination Program”, a patent application titled Efficient Energy Conversion Devices & Methods. The application covers specific aspects of deploying multiple turbines in a wind tunnel coupled to a novel hydraulic system capable of maintaining high efficiency hydraulic to electric conversion under a wide variance of wind speeds. The ultimate goal is to maximize the capture and utilization of all available wind energy in any given wind tunnel, as well as providing a consistency of power output during deviations in wind speed.

On May 3, 2011, the Company  announced the filing  with the United States Patent & Trademark Office “A Petition to Make Special Under the Accelerated Examination Program”, a patent application titled Atmospheric Energy Extraction Devices and Methods. The application covers the addition of specific external design components, physical structure and systems that both substantially enhances structural integrity of the Tower and captures wind directly striking the external vertical surfaces of the downdraft Tower from any direction, beyond those winds already induced into the internal tube of the Tower, and also enhances slow moving air to create downburst winds, substantially increasing total power generation of a single Tower unit.  A further description of all our patent filings appears on our website www.cleanwindenergytower.com.

Dual Renewable Energy Resource
The various external design and physical structural components work together to provide a Dual Renewable Energy Resource. The size of the Tower creates a tremendous sail area with the prevailing winds pressing against the Tower day and night.  In order to stabilize the Tower, we designed large fins that structurally flow all the way to the ground.  Those fins capture the prevailing wind and channel it down the side of the Tower into separate wind tunnels which drive turbines and make electricity. The fins take wind pressure loads off the Tower, making the Tower more structurally sound while at the same time capturing the renewable energy.  That means we're making dual renewable energy from the exterior wind as well as the downdraft wind created inside the Tower.

Location for First Tower
We are, right now, working on the first site for a Tower and have completed the preliminary engineering for that location. We are performing and evaluating additional engineering and atmospheric studies related to the site and are hopefull that the results will provide us a suitable location for our first Tower project.

Investor Relations
Our corporate website has been updated with a new Investor Relations (“IR”) section to better serve our shareholders and potential investors. The IR section will provide updates and information on our stock price, press releases, SEC filings, media coverage, and events and presentations.  Feel free to register to receive our newsletters and follow us on Twitter and Facebook.  Our IR contact is Mr. Jody Janson and he may be reached by emailing ir@CWETower.com  or by calling (855) 848-6937.

In closing, I am very excited about the progress we have made in such a short period of time and would like to assure you that as an executive team, we are keenly focused on the development and execution of our Company’s business plan.  We invite you to watch for news regarding CWET’s growth and the continued evolution of our Company.  I would like to thank all of our shareholders for their support and commitment and look forward to updating you on our progress.  Should anyone have any questions, please feel free to contact us anytime and we will be happy to speak with you.

Sincerely,

Ronald W. Pickett, President & CEO
Clean Wind Energy Tower, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean wind Energy Tower, Inc.

Dated: May 31, 2011	By:
Ronald W. Pickett
President and CEO